U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 8, 2007

Photonic Products Group, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey	07647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (201) 767-1910

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Photonic Products Group, Inc. (PPGI, the “Company”) today announced that Ms. Devaunshi Sampat, Vice President, Sales and Marketing and an executive officer of PPGI has said that she will resign on December 31, 2007.  Ms. Sampat has indicated she will be returning to India for personal reasons for an indefinite period while exploring new opportunities.

The Company is engaged in an external search for a new Vice President of Sales and Marketing, to be based at its headquarters in Northvale, NJ.  As part of this transition, and until a successor is named, the sales, marketing, and customer service team will report directly to Dan Lehrfeld, PPGI President and CEO commencing November 12.  Mr. Lehrfeld and Ms. Sampat have redistributed account responsibilities for each of the Laser Optics and INRAD customers within its team, with Ms. Sampat leading that phase of the transition.  From November 12 though the end of the year, and as a consultant for some time thereafter, Ms. Sampat’s duties increasingly shift to that of an advisory and support role to the Company’s management personnel to ensure a smooth and seamless transition for the Company, its customers, and her successor.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 8, 2007
	By:	/s/ Daniel Lehrfeld
(Daniel Lehrfeld)
Chief Executive Officer